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                                                                   EXHIBIT 10.27

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is entered into as of the 13 day of January 2002, by and between IVANHOE ENERGY INC., a company organized under the laws of the Yukon, Canada ("Company"), and NAHWAN TRADING LLC, a company organized under the laws of Sultanate of Oman, with a registered office at 112 Hatat House, P.O. Box 398, Postal Code 116, Mina Al Fahal, Sultanate of Oman ("Consultant").

The Company and the Consultant are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS:

(A) Company has highly experienced staff with intensive experience in international oil and gas exploration, development and production. Because the Company's competition in Oman and Yemen ("Countries of Interest"), are much larger with records of business dealings in the Middle East, the Company has requested the assistance of Consultant as herein provided.

(B) The Consultant is a business organization with expertise in the Middle East, and in the Countries of Interest in particular, and is capable of providing the Company with advice and assistance in establishing business and other contacts with respect to activities Company may contemplate conducting in the Countries of Interest.

(C) The Company requests Consultant also to provide advice on business, governmental and related matters in order to assist the Company in identifying future business opportunities in the Countries of Interest in oil, gas exploration, development and production, and mineral extraction, and in related operations (the "Projects").

(D) The Consultant is willing to advise and assist the Company as contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

1.     THE CONSULTANT'S OBLIGATIONS

1.1 During the term of this Agreement, the Consultant shall use its reasonable endeavors in providing the following services (collectively, the "Services") to the Company:

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(a)    Assistance in obtaining visas and permits for Company personnel and representatives for entry into and conducting business of the Company in either of the Countries of Interest;

(b)    Advice and assistance concerning the Countries of Interest, including:
       (i) establishing business contacts, (ii) identifying key departments, agencies within the Governments of Countries of Interest and their officials, personnel, ministries, departments and municipalities; (iii) analysis and interpretation of public affairs and governmental policies in the Countries of Interest particularly in the areas of oil, gas and mineral extraction, foreign investment, and taxation; and (iv) formulating and developing strategies for establishing and maintaining Company's relations with the Governments of Countries of Interest, and Projects that may be proposed and undertaken by the Company in the Countries of Interest;

(c) Advice regarding general business strategy and competitor activities in the Countries of Interest;

(d) Assistance in identifying and obtaining business opportunities in the Countries of Interest for the Company and its Affiliates in the Projects' areas of oil, gas and mineral extraction and the possibly conversion of natural gas to liquid fuels;

(e) Advice in business and negotiation strategy in obtaining and negotiating agreements with Governments of the relevant Countries of Interest or with other entities or corporations in connection with Projects for Company in Countries of Interest; and

(f) Such other Services as requested by Company and that Consultant is reasonably able to provide in order to assist in and further the Projects.

1.1.1 The Consultant shall perform the Services, at all times, with due diligence and in compliance with all applicable laws and regulations in Countries of Interest. If the laws or policies of any of the Countries of Interest prohibit the Company from utilizing the Services of Consultant in the manner herein contemplated, the Parties will negotiate a different arrangement for Consultant to assist Company in respect of Projects in that Country of Interest.

1.1.2 The Consultant's advice to the Company in respect of the Services shall be given orally or in writing. Consultant shall report to Mr. E. L. Daniel, or to such other individual as the Company may hereafter specify by written notice to Consultant. When requested, and not more than once each calendar quarter, Consultant shall provide Company with a written activities and status report, in which Consultant describes the Services it has performed since the last report.

1.1.3 It is agreed that if the Government or a Government entity of another country other than one of the Countries of Interest, approaches the Company regarding

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       doing a Project with such other country in one of the Countries of
       Interest, such Project will not be covered by this Agreement and Consultant shall not be entitled to compensation with respect to such Project, unless the Parties otherwise agree in writing.

2.     COMPENSATION

2.1 In consideration of the provision of the Services by the Consultant to the Company, the Company shall pay to the Consultant ("Compensation"), as follows, based upon the commitment for capital expenditures ("Contract Value") the Company makes in the contract with the Government and/or Government entity of the relevant Country of Interest ("Project Contract"):


       Contract Value                       Compensation to Consultant
       --------------                       --------------------------
       Up to U.S.$lO Million                Five percent (5.0%)
       $10 Million to $50 Million           Two and one-half percent (2.5%)
       $50 Million to $100 Million          Two percent (2.0%)
       $100 Million to $250 Million         One and one-half percent (1.5%)
       $250 Million and above               One percent (1.O%)


       Compensation shall be payable to Consultant in cash as follows:

       (a) Twenty percent (20%) of the Compensation on the effective date of the relevant Project Contract; and

       (b) The balance in four (4) equal annual installments on each of the first four anniversaries of the effective date of the Project Contract.

2.2 It is clearly agreed that compensation to Consultant by Company will be on a successful efforts basis, viz., compensation will be paid only for Projects which in Company's sole discretion it elects to undertake in Countries of Interest and for which Consultant has performed Services that contributed materially to Company obtaining the Project. For the purposes of this Agreement, a Government Agreement must be effective by its terms and enforceable by the Company or any of its Affiliates that are parties to the Government Agreement.

2.3 In addition to Compensation negotiated by the Parties under 2.1, the Company and the Consultant may agree the reimbursement to the Consultant in accordance with Company's policies, of extraordinary expenses or costs incurred by the Consultant in providing the Services, provided that Company agrees in advance to Consultant performing such Services and Consultant provides receipts and other evidence of such expenditures to be reimbursed. Ivanhoe's air travel policy is that international travel is in business class, and travel in Europe and within the continental U.S. is in economy class.


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2.4    Each cash payment of Compensation shall be paid to the Consultant and only in the name of Consultant by direct wire transfer in US$ to the Consultant's bank account which the Consultant shall notify to the Company from time to time.

3.     ASSIGNMENT

3.1 The Consultant shall not assign, in whole or in part, any of its rights or obligations under this Agreement.

3.2 The Company may, at any time upon prior written notice to Consultant, assign its rights or obligations under this Agreement to an Affiliate (as defined below); provided that, prior to such assignment, the Affiliate enters into an agreement with the Parties whereby the Affiliate assumes the rights or obligations being assigned; and provided, further, that the Company shall, unless otherwise agreed in writing by the Parties, remain jointly and severally liable with such assigned Affiliate for any payments required to be made to Consultant under this Agreement.

3.3    For the purposes of this Agreement:

       (a) a company or entity shall be deemed to be an "Affiliate" of another company or entity if (i) that other company or entity directly or indirectly controls or is controlled by the first mentioned company or entity or (ii) the first mentioned company or entity and that other company or entity are directly or indirectly controlled by the same company or entity;

       (b) "control" shall mean (i) ownership or control (whether directly or otherwise) of fifty per cent (50%) or more of the equity share capital, voting capital or voting rights, (ii) power to control the composition of, or power to appoint fifty per cent (50%) or more of the members of, the Board of Directors, Board of Management, or other equivalent to a analogous body, or (iii) entitlement to receive fifty per cent (50%) or more of any (but not necessarily every) income or capital distribution made by such company or entitle (either on liquidation, winding-up, or dissolution of such company or entity, or otherwise).

4.     TERM: TERMINATION

4.1 This Agreement shall commence on the date hereof, and shall continue thereafter until terminated upon 90 days notice by either party to the other.

4.2 Unless earlier terminated pursuant to the terms of this Agreement, the terms of this Agreement may be extended by mutual written agreement of the Parties.


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5.     INDEPENDENT CONTRACTOR; RELATIONSHIP OF THE PARTIES.

5.1 In the performance of Services hereunder, Consultant shall conduct itself always as an independent contractor, and none of the Consultant's officers, directors, employees, representatives or agents shall be considered an employee, agent or servant of the Company. The Consultant's performance of the Services hereunder will be at its own risk and none of its officers, directors, employees, representatives or agents shall be entitled to worker's compensation or other similar benefits of employment or insurance protection provided by the Company for its employees. The Company is interested only in the results of Consultant's performance of the Services.

5.2 With respect to this Agreement, no officer, director, employee, representative or agent of the Consultant, nor their respective spouses, heirs, executors, administrators or assigns shall claim nor seek to obtain from the Company any benefits or sums with respect to the illness, disability or death of such officer, director, employee, representative or agent of the Consultant, whether arising or occurring during or after the termination or expiration of this Agreement. The Consultant agrees to indemnify and save Company harmless from any and all such claims.

5.3 Neither Party shall have the authority to bind the other Party, or to sign any instrument or document on its behalf. Likewise, neither Party is empowered to make commitments for or on behalf of the other Party.

5.4 The Consultant and the Company will act in good faith towards one another in the conduct of this Agreement.

5.5 Consultant represents and warrants that neither it nor any of its directors or officers nor, with its actual knowledge or express or implied consent, any of its employees, agents or representatives or any person acting on its behalf, will, except as permitted under the Corruption of Foreign Public Officials Act of Canada (the "Act"), and the Foreign Corrupt Practices Act of the United States of America ("FCPA"), in order to obtain or retain an advantage in the course of business, directly or indirectly give, offer to give or offer a loan, reward, advantage or benefit of any kind to a foreign public official (a) as consideration for an act or omission by the official in connection with the performance of the official's duties or functions or (b) to induce the official to use his or her position to influence any acts or decisions of the foreign state or public international organization for which the official performs duties or functions. Consultant agrees to cooperate with Company to provide information reasonably requested by Company about Consultant, including but not limited to, (i) Consultant's business history and (ii) the shareholders, directors and officers of Consultant. It shall be a condition precedent to the obligations of Company under this Agreement that Consultant cooperates as above provided.


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6.     CONFLICT OF INTEREST

       The Consultant represents and warrants to the Company that its execution of, and the performance of its obligations under this Agreement does not create or result in any conflict of interest as to any relationship (contractual, fiduciary or otherwise) which the Consultant may have with any third party relating to Projects in Countries of Interest. However, the Consultant may provide similar services to third parties that do not prejudice the carrying out of the Services to the Company. The Consultant shall notify the Company of any possible conflict of interest, and shall not create nor permit to exist any such conflict of interest during the term of this Agreement.

7.     CONFIDENTIALITY


7.1 Consultant shall keep strictly confidential and shall not, disclose any information concerning this Agreement or the confidential business, operations, or affairs of the Company, regardless of how or when Consultant acquires such information, except:

       (a)    to an Affiliate of the Consultant;

       (b) upon written agreement of the Company to the disclosure of such information;

       (c) to any governmental authority or entity of competent jurisdiction or any stock exchange when required by law or regulations including, without limitation, any regulation or rule of any regulatory entity, securities commission, on which the securities of Consultant or an Affiliate of a Party are or are to be listed;

       (d) as may be required in connection with an arbitration proceeding under this Agreement;

       (e)    to legal counsel independent accountants representing a Party; or

       (f)    pursuant to Section 7.3

7.2    Prior to making an authorized disclosure pursuant to Sections 7.1 (a),
       (b), (d) or (e), the Consultant shall obtain a commitment from the entity to which such confidential information is intended to be disclosed, to the effect that such entity shall treat such information as confidential. Consultant shall be liable for disclosures contrary to the terms of this Agreement by an Affiliate to which Consultant has disclosed information that is covered by the confidentiality obligation hereunder. However, if Consultant, or its Affiliate, is required to disclose such information to a governmental authority of competent jurisdiction, then Consultant may make such


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       disclosure without having obtained a written confidentiality commitment from such governmental authority.

7.3 Consultant shall not make any public announcement relating to the Services or the existence of this Agreement without the prior approval of the Company.

7.4 The confidentiality obligations set forth in this Section 7 shall be continuing and shall survive the termination or expiration of this Agreement, for any reason for a period of two (2) years.

8.     LIABILITY

8.1 Neither party shall be liable to the other party for any claims for incidental, indirect or consequential damages arising out of or in connection with the performance or non-performance of this Agreement, including but not limited to claims for lost profit or business opportunities.

9.     FORCE MAJEURE

       If either the Consultant or the Company is rendered unable to perform an obligation required of it hereunder, in whole or in part, due to force majeure, then upon notice to the other, such Party's performance of such obligation shall be suspended for the period that it is unable to perform the obligation. For purposes of this Agreement, "force majeure" shall mean any act or event beyond the reasonable control of the party affects, including, not limited to, a strike, labor dispute, lockout, fire, flood, tornado, hurricane, earthquake, explosion, act of God or the public enemy, war (declared or undeclared), blockage, governmental regulation, governmental treaty, order or decree, insurrections, riots, terrorism, and other civil disturbances, or epidemics. The performance affected by the force majeure shall be resumed after the event or cause of force majeure ends.

10.    APPLICABLE LAW AND DISPUTE RESOLUTIONS

10.1 A party shall not be required to perform any obligation under this Agreement if the performance of that obligation is prohibited by the laws of any governmental authority having competent jurisdiction applicable to performance of the obligation of that Party.

10.2 This Agreement shall be governed by and interpreted and construed in accordance with English law. Without prejudice to the right of either of the parties to enforce this Agreement in any court having competent jurisdiction over one or more of the Parties or their assets, the Company and the Consultant each hereby submits itself to the jurisdiction and venue of the Courts of England solely for any purpose related to the enforcement of this Agreement.

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10.3   Any dispute or claim arising out of and in relation to this Agreement shall be submitted to arbitration in accordance with the Arbitration Act of 1996. The tribunal shall consist of one arbitrator. The language of the arbitration shall be English and the venue of the arbitration shall be in London. The parties hereto acknowledge that service of any notices in the course of such arbitration at their addresses as given in this Agreement shall be sufficient and valid.

10.4 Judgment on the award of the arbitrators may be entered in any court having competent jurisdiction or having jurisdiction over one or more of the Parties or their assets.

11.    NOTICES

       All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing, or confirmed in writing as provided herein, and may be delivered by telecopier, telex, mail or hand. Any notice hereunder shall be effected upon receipt by the Party to whom such notice is addressed, and shall be addressed as follows:

COMPANY:         IVANHOE ENERGY INC.
                 c/o Ivanhoe Energy (USA) Inc.
                 1200 Discovery Drive, Suite 301
                 P.O. Box 9279
                 Bakersfield, CA 93389-9279
                 Attention: Mr. Leon Daniel, President
                 Telephone: 66l-869-2887
                 Facsimile: 661-869-2820
                 E-mail: leon@ivancorp.com

CONSULTANT:      NAHWAN TRADING LLC
                 112 Hatat House
                 P.O.Box 398, Postal Code 116,
                 Mina Al Fahal, Sultanate of Oman
                 Attention:

                 Telephone: 560961
                 Facsimile: 564747
                 E-mail: nahwan@omantel.net.om

Each Party shall have the right from time to time during the term of this Agreement to change its address, telephone, facsimile numbers, and/or the person to whom communications are to be delivered by notifying the other Party in writing.

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12.    MISCELLANEOUS

12.1 This Agreement constitutes the entire agreement between the Parties relating the subject matter hereof and supersedes all prior discussions, correspondence, negotiations and agreements, both written and oral, regarding its subject matter.

12.2 This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly signed by both the Company and Consultant or, in the case of a waiver, by the Party waiving compliance.

12.3 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any other person or persons (including, but not limited to any assistant) any rights, benefits or remedies of any nature whatsoever under or by any reason of the Agreement.

12.4 The obligations and liabilities of the parties are intended to be several and not joint and nothing contained herein shall be construed to create an association, trust, partnership or joint venture between the parties, and each party shall be liable individually and severally for its own obligations under this Agreement.

12.5 The headings user herein are for convenience only and are not intended to be interpretative, definitive, or supplemental to the respective paragraphs, provisions, or articles. Terms used herein in the singular include the plural and vice versa, and the use of any gender includes any or all other genders, as the context requires.

12.6 The waiver by one party or the failure of the other party to perform any of its obligations under this Agreement shall not be deemed to be a waiver of any subsequent non-performance of that obligation, or the waiver of any other obligation of the other party. The failure by either party to enforce at any time or for any period any of the terms of this Agreement shall not be deemed to constitute a waiver.

12.7 If any Section of this Agreement is found to be void, voidable, illegal, or otherwise unenforceable, it shall not affect legality or validity of the other provisions of this Agreement.

IN WITNESS WHEREOF, this Agreement is signed in duplicate originals by the Company and the Consultant as of the day and year first above written.

IVANHOE ENERGY INC.                     NAHWAN TRADING LLC


By: /s/ F.L. Daniel                     By: /s/ Mahfoudh Bin Sulaiman Al Hadabi
   ----------------                        ------------------------------------
     F.L. DANIEL                              MAHFOUDH BIN SULAIMAN AL HADABI


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